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Exhibit 10.13 Employment contract between Acadia Trust, N.A. and Johann H. Gouws

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (hereafter the "Employment Agreement") is made as of ________ __, 2001 (the "Closing Date"), by and among Acadia Trust, National Association, a non-depository National Banking Association organized under the laws of the United States ("Acadia"), Gouws Capital Management, Inc, a Maine corporation ("Gouws Capital" and together with Acadia, the "Employers," and each an "Employer"), and Johann H. Gouws (the "Employee"). Unless otherwise defined herein, all capitalized terms herein shall have the meaning set forth in
Section 7 hereof.

                               W I T N E S S E T H

        WHEREAS, pursuant to a Stock Purchase Agreement dated as of May 4, 2001 (the "Purchase Agreement"), by and among Camden National Corporation, a Maine corporation ("CNC"), the Employers, the stockholders of the Employers identified therein, CNC will purchase all of the outstanding capital stock of the Employers as of the Closing (as defined in the Purchase Agreement);

        WHEREAS, the Employee is presently the sole stockholder of Gouws Capital and the principal stockholder of Acadia and, in order to induce CNC to enter into the Purchase Agreement and to receive the benefits that will accrue to the Employee in connection with the transactions contemplated thereby, the Employee desires to enter into this Employment Agreement, including the non-competition and non-solicitation provisions contained herein;

        WHEREAS, it is a condition precedent to the obligation of CNC to consummate the transactions contemplated by the Purchase Agreement that the Employee in connection with the Closing enter into and be bound by an employment agreement with the Employers in the form hereof, supplanting any previous employment agreement or arrangement that Employee may have had with the Employers;

        WHEREAS, CNC recognizes the importance of the Employee to the Employers and to the Employer's ability to retain its client relationships after giving effect to the transactions contemplated by the Purchase Agreement, and CNC desires that the Employers employ the Employee for the period of employment and upon and subject to the terms herein provided;

        WHEREAS, CNC wishes to be assured in connection with the purchase of the Employers by CNC under the Purchase Agreement that the Employee will not compete with the Employers or their Controlled Affiliates during the period of employment, or solicit any Past Clients, Present Clients or Potential Clients (as hereinafter defined) and will not, by such competition or solicitation, damage the Employers' goodwill among its clients and the general public;

        WHEREAS, the Employee desires to be employed by the Employers and to refrain from competing with the Employers or soliciting its former, present or potential clients for the period of employment and upon and subject to the terms herein provided; and

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        WHEREAS, the Employee has been employed by the Employers for approximately seventeen (17) years, has while so employed contributed to the acquisition and retention of the Employers' clients, and will continue to seek to acquire and retain clients and to generate goodwill in the future as an officer, employee and agent of the Employers.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

        Section 1. Term of Employment; Compensation. The Employers agree to employ the Employee as President and Chief Executive Officer of the Employers for a period of three (3) years beginning on the Closing Date (the "Base Term"), and the Employee hereby accepts such employment, unless earlier terminated pursuant to provisions of Section 4 hereof; provided however, that this Agreement shall automatically renew for two successive one-year terms (each an "Option Term," collectively the "Option Terms," and together with the Base Term, each, a "Term") commencing on the day following the expiration of the Base Term or prior Option Term, as applicable, unless the Employers or the Employee notify the other, at least thirty (30) days prior to the expiration of the Term then in effect, of their or his (as the case may be) desire to terminate this Agreement upon the expiration of such Term. As consideration for the Employee's performance hereunder, the Employers will pay the Employee for his services during the Base Term an annual salary of $200,000, subject to such payroll and withholding deductions as are required by law (the "Base Term Salary"), and the Employee shall be eligible to participate in or be covered by any Benefits set forth in Section 3 hereof. The Employee's compensation for his services during each Option Term shall be determined by negotiation between the Employers and the Employee prior to the commencement of such Option Term. The Employee's compensation is subject to further increase as significant changes in responsibilities occur, or as the Employee's performance may warrant, at the Employers' discretion.

        Section 2. Office and Duties. During the Term of this Employment Agreement, the Employee shall hold such positions and perform such duties relating to the Employers' businesses and operations as may from time to time be assigned to him by the Employers' Boards of Directors consistent with Section 1 hereof. During the Term of this Employment Agreement and while employed by the Employers, the Employee shall devote substantially all of his full working time to his duties hereunder and shall, to the best of his ability, perform such duties in a manner which will further the business and interests of the Employers. The Employers shall be responsible for determining a reasonable allocation of the Employee's time and duties between the Employers. The Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the Employers' business; provided, however, that the principal offices at which the Employee's duties are to be performed shall not be more than twenty-five (25) miles from Portland, Maine.

        Section 3. Benefits. During the Term of this Employment Agreement, the Employee shall be eligible to participate in or be covered by any profit sharing, life insurance, health insurance, accident insurance, disability insurance, retirement benefit, sick leave and other employee plans from time to time that are effective generally for executive officers of the Employers or CNC (the "Benefits"), provided that the Employers will not be required to establish any such program or plan and further provided that nothing herein shall limit the right of Employers or CNC to modify, terminate or add such programs.

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        Section 4.      Termination of Employment. Notwithstanding any other
provision of this Employment Agreement, the Employee's employment with the Employers shall be terminated only in the following circumstances:

                (a) Termination for Cause. The Employee's employment under this Employment Agreement may be terminated for cause without further liability on the part of the Employers effective immediately upon a vote of the Employers' Boards of Directors or CNC's Board of Directors and written notice to the Employee setting forth in reasonable detail the nature of the cause. Only the following shall constitute "cause" for such termination:

                        (i) intentional misrepresentation or intentional dishonesty of the Employee with respect to the affairs of the Employers or CNC or any affiliate or employee of the Employers or CNC;

                        (ii) the commission by or indictment of the Employee for (A) a felony, (B) any criminal offense which involves a violation of federal or state banking or securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof) or (C) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment," for these purposes, means an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

                        (iii) failure to perform in a manner consistent with the Employee's past performance a substantial portion of the Employee's duties and responsibilities assigned or delegated under this Employment Agreement, which failure continues after not less than sixty (60) days' written notice of such failure given to the Employee by either Employer's Board of Directors or CNC's Board of Directors;

                        (iv) repeated negligence or material failure to comply with the written policies of the Employers or the directives of either Employer's Board of Directors; or

                        (v) any (A) engagement by the Employee in a Prohibited Competition Activity or (B) other material breach by the Employee of any of the Employee's obligations under this Employment Agreement, which breach continues, in the reasonable judgment of the Employers' Boards of Directors or CNC's Board of Directors, after not less than thirty (30) days' written notice of such breach given to the Employee by the Boards of Directors.

                (b) Termination by the Employee. The Employee's employment under this Employment Agreement may be terminated by the Employee by written notice to the Employers' Boards of Directors at least thirty (30) days prior to such termination.

                (c) Termination by the Employers Without Cause. Subject to the payment of Termination Benefits pursuant to Section 4(d), the Employee's employment under this Employment Agreement may be terminated by the Employers without cause upon written notice to the Employee by a vote of the Employers' Boards of Directors or CNC's Board of Directors.

                (d) Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee's employment under this

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Agreement. Notwithstanding the foregoing, in the event of termination during the
Base Period of the Employee's employment with the Employers pursuant to Section 4(c) hereof, the Employers shall provide to the Employee, as severance, liquidated and any other damages combined, termination benefits (the
"Termination Benefits") consisting of (i) continued payment of the Base Term Salary in accordance with the Employers' payroll practices for senior executives as from time to time in effect, and (ii) continuation of the Benefits, except profit sharing, including group health plan benefits to the extent authorized by and consistent with 29 U.S.C. Section 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employers and the Employee as in effect on the date of termination. The Termination Benefits set forth in (i) and (ii) of this
Section 4(d) shall continue effective until the earlier of twenty-four (24) months after the date of termination or the expiration of the Base Term. Notwithstanding the foregoing, nothing in this Section 4(d) shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost to the extent that the Employee may continue to be entitled to COBRA continuation after the Employee's right to cost sharing under this
Section 4(d) ceases.

                (e) Disability. If the Employee shall be disabled so as to be unable to perform the essential functions of the Employee's then existing position or positions under this Employment Agreement with or without reasonable accommodation for a period or periods aggregating at least four months during any consecutive twelve-month period, the Employers' Boards of Directors may remove the Employee from any responsibilities and/or reassign the Employee to another position with the Employers for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, the Employee shall continue to receive the Employee's full salary (less any disability pay or sick pay benefits to which the Employee may be entitled under the Employers' policies) and benefits (except to the extent that the Employee may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the lesser of (i) six (6) months; or (ii) the remainder of the Term. If any question shall arise as to whether during any period the Employee is disabled so as to be unable to perform the essential functions of the Employee's then existing position or positions with or without reasonable accommodation, the Employee may, and at the request of the Employers shall, submit to the Employers a certification in reasonable detail by a physician selected by the Employers to whom the Employee or the Employee's guardian has no reasonable objection as to whether the Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Employment Agreement be conclusive of the issue. The Employee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Employee shall fail to submit such certification, the Employers' determination of such issue shall be binding on the Employee. Nothing in this Section 4(e) shall be construed to waive the Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 et seq. and the Americans with Disabilities Act, 42 U.S.C.
Section 12101 et seq.

                (f) Death. Upon the death of the Employee, this Employment Agreement will automatically terminate, and the only obligation the Employers will have under this Employment Agreement will be to pay Employee's personal representative, administrator or executor the Employee's unpaid base salary through the date of the Employee's death.

        Section 5. All Businesses to be the Property of the Employers; Assignment of Intellectual Property; Confidentiality.

                (a) The Employee agrees that any and all presently existing trust or investment advisory businesses of the Employers and their Affiliates and all businesses developed by the Employers

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and their Affiliates, including by such Employee or any other employee of the
Employers, including, without limitation, all proprietary and confidential investment methodologies, investment advisory contracts, trust management contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and other proprietary and confidential incidents of any business developed by the Employers or their Affiliates or earned or carried on by the Employee for the Employers or their Affiliates, and all trade names, service marks and logos under which the Employers or their Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Employers or such Affiliate, as applicable, for its or their sole use. In addition, the Employee acknowledges and agrees that the investment performance of the accounts managed by the Employers was attributable to the efforts of the team of professionals of the Employers and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts managed by the Employers are and shall be the exclusive property of the Employers.

                (b) The Employee acknowledges that, in the course of performing services hereunder and otherwise, the Employee has had, and will from time to time have, access to information of a confidential and proprietary nature, including without limitation, all confidential and proprietary investment methodologies, trade secrets, proprietary and confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the Employers or their Controlled Affiliates. The Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Employers) any Intellectual Property of the Employers or any Controlled Affiliate thereof unless such information can be shown to be in the public domain through no fault of such Employee or such disclosure or use shall have been authorized by the Employers. At the termination of the Employee's services to the Employers, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to the Employers and remain in their possession.

                (c) The Employee acknowledges that in the course of the operation of the Employers, the Employee will from time to time have, access to Intellectual Property owned by or used in the course of business by CNC (including, for all purposes of this Section 5(c), Affiliates of CNC). The Employee agrees for the benefit of the Employers and CNC always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (other than at the request of the Employers or CNC) any knowledge or information regarding Intellectual Property of CNC and its Affiliates unless such information can be shown to be in the public domain through no fault of the Employee or such disclosure or use shall have been authorized by CNC. At the termination of the Employee's service to the Employers, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to CNC and remain in its possession.

                (d) The Employee agrees (on behalf of himself and parties under his control) not to make any communication to any third party (including, by way of example and not of limitation, any Client (including Potential Clients) or any employee of the Employers, CNC, or any of their Affiliates) which would, or is reasonably likely to, disparage, create a negative impression of, or in any way be harmful to the business or business reputation of the Employers, CNC or any of their Affiliates or its respective successors and assigns, and the then current and former officers, directors, partners, members and employees of each of the foregoing; provided, however, this Section 5(d) shall not apply to the extent

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such communications are required by law or occur within the confines of an arbitration proceeding. The Employers agree to direct their officers and directors not to make any communication to any third party (including, by way of example and not of limitation, any Client (including Potential Clients) or any employee of the Employers, CNC, or any of their Affiliates) which would, or is reasonably likely to, disparage, create a negative impression of, or in any way be harmful to the business reputation of the Employee.

                (e) The provisions of this Section 5 shall not be deemed to limit any of the rights of the Employers or CNC under applicable law, but shall be in addition to the rights which arise under applicable law.

        Section 6.      Non-Competition Covenant.

                (a) Until the later of (i) two (2) years following the termination of the Employee's employment with the Employers and their Affiliates, or (ii) five (5) years from the Closing Date, the Employee shall not directly or indirectly engage in any Prohibited Competition Activity.

                (b) In addition to, and not in limitation of, the provisions of Section 6(a) hereof, the Employee agrees, for the benefit of the Employers and CNC, that from and after the termination of his employment with the Employers and until the later of (i) two (2) years following the termination of the Employee's employment with the Employers or any of their Affiliates, or (ii) five (5) years from the Closing Date, the Employee shall not, without the express written consent of the Employers and CNC, directly or indirectly, whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the Employers and their Controlled Affiliates:

                        (i)     provide Services to:

                                (A) any Person that is a Client (as defined herein, which includes Past Clients, Present Clients and Potential Clients) for whom the Employee provided, directly or indirectly, in whole or in part, Services for the Employers, or whom the Employee solicited or otherwise had contact with through or on behalf of the Employers; or

                                (B) any other Person that is a Client (which includes Past Clients, Present Clients and Potential Clients);

provided, however, that this clause (i) shall not be applicable to Clients (including Potential Clients) who are also members of the Immediate Family of the Employee or trusts or other estate planning vehicles, the primary beneficiaries of which are members of the Immediate Family;

                        (ii) solicit or induce any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any accounts or funds with respect to which the Employers provides Services to be withdrawn from such management, or (B) causing any Client (including any Potential Client) not to engage the Employers or any of their Affiliates to provide Services for any or additional funds or accounts;

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                        (iii)   contact or communicate with, in either case in
connection with Services, whether directly or indirectly, any Past Clients, Present Clients, or Potential Clients; provided, however, that this clause (iii) shall not be applicable to Clients (including Potential Clients) who are also members of the Immediate Family of the Employee; or

                        (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Employers or any of their Controlled Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving trust or investment advisory services with any employee, agent or consultant or former employee, agent or consultant, of the Employers or their Affiliates who was employed by or acted as an agent or consultant to the Employers or their Affiliates at any time during the two (2) year period preceding the termination of the Employee's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions)

For purposes of this Section 6(c), (x) the term "Past Client" shall be limited to those past Clients who were advisees, investment advisory customers or trust clients of, or recipients of Services, directly or indirectly, from, the Employers and their Affiliates at the date of termination of the Employee's employment or at any time during the two (2) years immediately preceding the date of such termination; and (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made within two (2) years prior to the date of termination of the Employee's employment.

Notwithstanding the provisions of Sections 6(a) and 6(b) hereof, the Employee may make passive investments in an enterprise which is competitive with the Employers or CNC, the shares or other equity interests of which are publicly traded, provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family, are less than two percent (2%) of the outstanding shares or comparable interests in such entity.

                (c) The Employee and the Employers agree that the periods of time and the unlimited geographic area applicable to the covenants of this
Section 6 are reasonable, in view of the consideration to be received, directly or indirectly, by the Employee under the Purchase Agreement, the Employee's receipt of the payments specified in Section 1 above, the geographic scope and nature of the business in which the Employers is engaged, the Employee's knowledge of the Employers' businesses and the Employee's relationships with the Employers' clients. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

        Section 7.      Definitions

                (a) The term "Affiliate" when used herein shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or
(b) otherwise direct the management or policies of such person or entity by contract or otherwise.

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                (b)     The term "Controlled Affiliate" when used herein shall
mean, with respect to a Person (as hereinafter defined), any Affiliate of such Person under its "control," as the term "control" is defined in this Section 7(a).

                (c) The term "Immediate Family" when used herein shall mean, with respect to any person, such person's spouse, parents, grandparents, children, grandchildren and siblings.

                (d) The term "Investment Management Services" when used herein shall mean any services which involve (a) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), or (b) the management of an investment account or fund (or portions thereof or any group of investment accounts or funds); provided, however, that services which would otherwise fall under this definition but which (i) are not performed for remuneration and (ii) (x) are approved in advance by Employers or CNC or (y) are provided for the Immediate Family or trusts or similar estate planning vehicles, the primary beneficiaries of which are members of the Immediate Family, shall be deemed not to fall under this definition.

                (e) The term "Client" or "Client List" when used herein shall include all Past Clients, Present Clients, and Potential Clients, subject to the following general rules: (i) with respect to each Client, the term shall also include any persons or entities which are known to the Employee to be Affiliates of such Client or persons who are members of the immediate family of such Client or any of its Affiliates; (ii) with respect to any collective investment vehicle other than an investment company registered under the 1940 Act or any employee benefit plan, the term shall also include any investor or participant in such client; and (iii) with respect to so-called "wrap programs," both the sponsor of the program and the underlying participants in the program (or clients who select or selected the Employers, or any of their Controlled Affiliate under their contract with the sponsor) shall be included as Clients.

                (f) The term "Past Client" when used herein shall mean at any particular time, any Person who at any time within two years prior to such time had been an advisee or investment advisory customer or trust client of, or recipient of Services from, the Employers or a Controlled Affiliate of the Employers but at such time is not an advisee, investment advisory customer or trust client of, or recipient of Services from the Employers or a Controlled Affiliate of the Employers.

                (g) The term "Person" when used herein shall mean any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

                (h) The term "Potential Client" when used herein shall mean, at any particular time, any Person to whom the Employers or any of its Controlled Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within two years prior to such time, offered (whether by means of a personal meeting, telephone call, letter, other written proposal or other means specifically directed to a particular person) to serve as trustee or investment adviser or otherwise provide Services, including, without limitation, any intermediaries between the Employers and any of its Controlled Affiliates and any such Person, but who is not at such time an advisee, investment advisory customer or trust client of, or recipient of Services from, the Employers or any of its Controlled Affiliates or an intermediary between the Employers or any of its Controlled Affiliates and any such Person. The preceding sentence is meant to exclude blanket mailings and advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers

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and sponsorships of public events, in each case to the extent such efforts do not result in a request by the recipient for further information or a presentation.

                (i) The term "Present Client" when used herein shall mean, at any particular time, any Person who is at such time (i) an advisee, investment advisory customer or trust client of, or recipient of Services from, the Employers or any of its Controlled Affiliates or (ii) an intermediary between the Employers or any of its Controlled Affiliates and any such Person.

                (j) The term "Prohibited Competition Activity" when used herein shall mean any of the following activities which have not been consented to in writing in advance by the Employers and CNC (it being understood that neither the Employers nor CNC shall have any obligation to consent):

                        (i) directly or indirectly, whether as owner, part owner, member, partner, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the Employers or any Affiliate of the Employers: (i) diverting or taking away any funds, investment accounts or trust accounts with respect to which the Employers or any Controlled Affiliate of the Employers is performing Services; or (ii) soliciting any Person for the purpose of diverting or taking away any such funds, investment accounts or trust accounts; or

                        (ii) directly or indirectly, whether as owner, part owner, partner, member director, officer, trustee, employee, agent or consultant, for or on behalf of any Person other than the Employers or any Controlled Affiliate of the Employers or CNC, performing any Services;

except to the extent (A) such activities occur after the termination of the Employee's employment with the Employers, (B) such activities occur while the Employee is no longer a resident of the State of Maine (the Employee shall not be deemed to be a resident of the State of Maine if the Employee does not reside within the State of Maine for more than twelve (12) weeks in any calendar year),
(C) so long as such activities do not take place in the States of Maine, New Hampshire or Vermont, and (D) so long as such activities do not include providing Services to customers or clients residing, living or conducting operations in the States of Maine, New Hampshire or Vermont.

                (k) The term "Services" when used herein shall mean the Investment Management Services or the Trust Services or both.

                (l) The term "Trust Services" when used herein shall mean any services which involve the providing of personal trust, pension trust and custodial services provided, however, that services which would otherwise fall under this definition but which are provided for the Immediate Family or trusts or similar estate planning vehicles, the primary beneficiaries of which are members of the Immediate Family, shall be deemed not to fall under this definition.

        Section 8. Notices. All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or facsimile, or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered or delivered by recognized overnight courier or facsimile shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

                        If to the Employers:

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                        Acadia Trust, National Association
                        c/o Acadia Trust Company
                        511 Congress Street
                        Suite 900
                        Portland, ME 04101
                        Fax: (207) 775-3820
                        Attention: Board of Directors

                        Gouws Capital Managements, Inc.
                        511 Congress Street
                        Suite 900
                        Portland, ME 04101
                        Fax: (207) 775-3820
                        Attention: Board of Directors

                        with a copy to:

                        Camden National Corporation
                        2 Elm Street
                        P.O. Box 310
                        Camden, ME 04843
                        Facsimile: (207) 236-9136
                        Attention: Mr. James C. Ebbert

                        Goodwin Procter LLP
                        Exchange Place
                        Boston, MA  02109-2881
                        Facsimile:  (617) 523-1231
                        Attention:  William P. Mayer, Esq.
                                       Charles H. Sturdy, Esq.


                        If to the Employee:

                        [Address]
                        [Facsimile: __________________]
                        [Attention: __________________]

unless and until notice of another or different address shall be given as provided herein.

        Section 9. Third Party Beneficiary; Assignability. CNC is an intended third party beneficiary of the provisions of this Employment Agreement. This Employment Agreement shall be binding upon and inure to the benefit of the Employee, the Employers and CNC, and to any person or entity which may succeed to substantially all of the assets of the Employers and CNC. This Employment

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Agreement may be assigned by the Employers (i) without the consent of the
Employee in connection with any sale or reorganization of the Employers and/or CNC in which the Employers remain Affiliates of CNC, and (ii) with the consent of the Employee, which such consent shall not be unreasonably withheld, to any other third party. This Employment Agreement shall not be assignable by the Employee.

        Section 10. Entire Agreement. This Employment Agreement contains the entire agreement between the Employers and the Employee with respect to the subject matter hereof, and supersedes all prior oral and written agreements between the Employers and the Employee with respect to the subject matter hereof, including without limitation any oral agreements relating to compensation.

        Section 11. Remedies Upon Breach. The Employee recognizes and agrees that the remedy of the Employers and CNC at law for any breach of the provisions of Sections 5 or 6 hereof would be inadequate and that for any breach of such provisions by the Employee, the Employers and CNC shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Employment Agreement, be entitled to injunctive relief and to enforce their respective rights by an action for specific performance to the extent permitted by law, and to the right of set-off against any amounts due to the Employee by the Employers. Should the Employee engage in any activities prohibited by this Employment Agreement, he agrees to pay over to the Employers all compensation received in connection with such activities. Such payment shall not impair any other rights or remedies of the Employers and CNC or affect the obligations or liabilities of the Employee under this Employment Agreement or applicable law. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Employment Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Employment Agreement shall be submitted to American Arbitration Association for final and binding arbitration pursuant to American Arbitration Association's rules. Any such arbitration shall be conducted in Boston, Massachusetts. Such proceedings shall be guided by the following agreed upon procedures:

                        (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                        (ii)    no other discovery;

                        (iii) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

                (b) decision to be rendered not more than ten (10) days following such hearings.

The prevailing party in any such proceeding shall be entitled to reimbursement from the non-prevailing party for all of the prevailing party's fees and expenses relating to such proceeding (including, without limitation, the fees and expenses of legal counsel to the prevailing party).

        Section 12. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 11 of this Employment Agreement, the parties hereby consent to the jurisdiction of the courts of the State of Maine and the United States District Court for the District of Maine. Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process at the address determined pursuant to the

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

provisions of Section 8 hereof; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

        Section 13.     Third-Party Agreements and Rights.

                (a) The Employee understands that the Employers do not desire to acquire from him/her any confidential business information that he/she may have acquired from others. The Employee hereby represents that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employers that the Employee's execution of this Employment Agreement, the Employee's employment with the Employers and the performance of the Employee's proposed duties for the Employers will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employers, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employers any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employer or other party.

                (b) The Employee agrees to provide written notice of the provisions of Section 6 of this Agreement (and shall provide a copy of such notice concurrently to the Employers), together with a copy thereof, to any enterprise for which the Employee acts as an employee following his or her termination of employment with the Employers prior to acting in such capacity.

        Section 14. Litigation and Regulatory Cooperation. During and after the Employee's employment, the Employee shall cooperate fully with the Employers in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employers or their Affiliates which relate to events or occurrences that transpired while the Employee was employed by the Employers (including, without limitation, while employed by the Employers). Such cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employee or its Affiliates at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employers and their Affiliates in connection with any investigation or review of any federal, state or local regulatory authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employers (including, without limitation, while employed by the Employers). The Employers shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 14.

        Section 15. Waivers and Further Agreements. Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 15, may be waived or modified in whole or in part as against the Employers or the Employee, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

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

        Section 16. Amendments; Consents. This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought.

        Section 17. Severability. If any provision of this Employment Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

        Section 18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        Section 19. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maine which apply to contracts executed and performed solely in the State of Maine.

            [The remainder of this page is intentionally left blank.]

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

        IN WITNESS WHEREOF, the parties have executed this Employment Agreement as a sealed instrument as of the date first above written.

EMPLOYERS:                             ACADIA TRUST, NA

                                       By:
                                           ------------------------------
                                       Name:
                                       Title:

                                       GOUWS CAPITAL MANAGEMENTS, INC.

                                       By:
                                           ------------------------------
                                       Name:
                                       Title:


EMPLOYEE:
                                       ----------------------------------
                                       Johann H. Gouws

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